ADDENDUM TO REFERRAL AGREEMENT

THIS REFERRAL AGREEMENT (this "Agreement"), dated as of July 22, 1999, is made by and between AUTOCONNECT, L.L.C. , a Delaware Limited Liability Company whose address is 1400 Lake Hearn Drive, N.E., Atlanta, Georgia, 30319 ("AUTOCONNECT"), and ELECTRONIC VEHICLE REMARKETING, INC., a Delaware corporation whose address is 270 South Service Road, Melville, New York 11747 ("EVRI"), with reference to the following facts:

The following clauses will take precedence over the respective clauses in the original referral agreement:

3.1 The term of this agreement commence on [*] and shall end on [*] (the "Term"), unless otherwise extended or terminated as provided herein.

4.1.1 and 4.1.2 EVRI and AUTOCONNECT shall calculate the "Financing Fee," which shall be [*]:

    Financing Yield: [*]

    Fee Per

    Financing Submission: [*]

    EVRI shall pay AUTOCONNECT [*].

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first written above.

ELECTRONIC VEHICLE REMARKETING, INC.               AUTOCONNECT, L.L.C.

By:                                                By:

Its:                                               Its:

[*] Confidential treatment requested.